    EXHIBIT 10.5 - FORM OF SPLIT DOLLAR AGREEMENT - EMPLOYEE WITH SEVEN YEAR
                                VESTING SCHEDULE

                   (C) 1999 BANK COMPENSATION STRATEGIES GROup

THIS DOCUMENT IS PROVIDED TO ASSIST YOUR LEGAL COUNSEL IN DOCUMENTING YOUR SPECIFIC ARRANGEMENT. IT IS NOT A FORM TO BE SIGNED, NOR IS IT TO BE CONSTRUED AS LEGAL ADVICE. FAILURE TO ACCURATELY DOCUMENT YOUR ARRANGEMENT COULD RESULT IN SIGNIFICANT LOSSES, WHETHER FROM CLAIMS OF THOSE PARTICIPATING IN THE ARRANGEMENT, FROM THE HEIRS AND BENEFICIARIES OF PARTICIPANTS, OR FROM REGULATORY AGENCIES SUCH AS THE INTERNAL REVENUE SERVICE AND THE DEPARTMENT OF LABOR. LICENSE IS HEREBY GRANTED TO YOUR LEGAL COUNSEL TO USE THESE MATERIALS IN DOCUMENTING SOLELY YOUR ARRANGEMENT.


                              BANK OF MURFREESBORO
                             SPLIT DOLLAR AGREEMENT


         THIS AGREEMENT is made and entered into this 13th day of January, 1999, by and between BANK OF MURFREESBORO, located in Murfreesboro, Tennessee (the "Bank"), and ___________ (the "Executive"). This Agreement shall append the Split Dollar Endorsement entered into on January 13, 1999, by and between the aforementioned parties.


                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Bank will pay life insurance premiums from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

The following terms shall have the meanings specified:

         1.1 "Change of Control" shall mean the occurrence of any of the following:

                  (A) the Corporation has actual knowledge that any person or entity other than the Corporation, a subsidiary of the Corporation, or any employee benefit plan sponsored by the Corporation or subsidiary has acquired the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, of 25% or more of the then outstanding Stock (other than upon conversion of any then outstanding Convertible Preferred Stock); or



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                  (B) a tender offer is made to acquire securities of the
         Corporation entitling the holders thereof to 25% or more of the voting power to elect directors of the Corporation; or

                  (C) a solicitation subject to Rule 14a-11 under the Securities Exchange Act of 1934, as amended (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board shall be made by any person or entity other than the Corporation; or

                  (D) individuals who constitute the Board immediately prior to any meeting of the stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof; or

                  (E) the stockholders of the Corporation shall approve a merger, consolidation, share exchange, division or other reorganization of the Corporation as a result of which the stockholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction 51% or more of the voting power to elect directors of (i) the surviving or resulting corporation in the case of a merger or consolidation, (ii) the acquiring corporation, in the case of a share exchange, or (iii) each surviving, resulting or acquiring corporation which, immediately following such transaction, in the case of a division, holds more than 15% of the consolidated assets of the Corporation immediately preceding such transaction; or

                  (F) the stockholders of the Corporation shall approve a complete liquidation and dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation other than to a wholly-owned subsidiary of the Corporation.

                  Notwithstanding the occurrence of any of the foregoing, the Board may determine, if it deems it to be in the best interest of the Corporation and consistent with a good faith interpretation of this Plan, that an event or events otherwise constituting a Change of Control shall not be so considered. Such determination shall be effective if it is made by the Board prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Control or after such event if made by the Board a majority of which is composed of all directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Control. Upon such determination, such event or events shall not be deemed to be a Change in Control for any purposes of this Plan.

         7.1 "Corporation" means Murfreesboro Bancorp, Inc.

         7.2 "Disability" means, if the Executive is covered by a Bank-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to both the Executive and the Bank,


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prevents the Executive from performing substantially all of the Executive's normal duties for the Bank.

         1.1 "Insured" means the Executive.

         1.2 "Insurer" means _________________________.

         1.3 "Policy" means insurance policy #______________ issued by the Insurer.

         1.4 "Normal Retirement Age" means the Executive's ____ birthday.

         1.5 "Termination of Employment" means the Executive ceasing to be employed by the Bank for any reason whatsoever, other than by reason of an approved leave of absence.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the death proceeds of the Policy remaining after the Executive's interest is determined according to Section 2.2 below.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of an amount of the net death benefit of the Policy (defined herein as the death benefit minus the greater of: (i) the cash surrender value of the policy, or (ii) the aggregate premiums paid on the Policy by the Bank less any outstanding indebtedness to the Insurer), as follows:

              (a) If the Executive dies after Normal Retirement Age, the Executive's beneficiary shall be entitled to 75 percent of the net death benefit of the Policy.

              (b) If the Executive dies prior to Normal Retirement Age, the Executive's beneficiary shall be entitled to receive 50 percent of the net death benefit of the Policy. However, if the Executive's death occurs after a Change of Control or a Disability as defined herein, the Executive's beneficiary shall be entitled to 75 percent of the net death benefit of the Policy even if the Executive dies prior to Normal Retirement Age.

In addition, the Executive's interest determined in this Section 2.2 shall be subject to the following vesting schedule:


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
         EXECUTIVE'S AGE                     VESTED PERCENTAGE
                                                          0%
                                                      14.28%
                                                      28.56%
                                                      42.84%
                                                      57.12%
                                                      71.40%
                                                      85.68%
                                                     100.00%

The Executive shall also have the right to elect and change settlement options that may be permitted.

         2.2 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Bank to terminate this Agreement.


         2.3 Comparable Coverage. The Bank shall maintain the Policy in full force and effect and in no event shall the Bank amend, terminate or otherwise abrogate the Executive's interest in the Policy, except, however, if the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may assign without consideration the Executive's interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.



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                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. The Bank shall notify the Executive, the Executive's transferee or beneficiary, or any other party who claims a right to an interest under the Agreement (the "Claimant') in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

         6.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

         7.1 This Agreement may be amended or terminated only by a written agreement signed by


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the Bank and the Executive.

         7.2 Notwithstanding Article 7.1, this Agreement will automatically terminate if the Executive, without the prior written consent of the Bank, comes to own, manage, control, participate in, consult with, render services for or be employed by, directly or indirectly, any organization chartered as a commercial bank, savings bank, savings and loan or credit union having offices in the County of Rutherford in the State of Tennessee for a period of twenty-four (24) months after the date of termination of the Executive's employment or his retirement. Nothing herein shall prohibit the Executive from being a passive owner of not more than 1 percent of the outstanding stock of any class of a corporation which is publicly traded so long as the Executive has no active participation in the business of such corporation. This section shall not apply following a Change of Control.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Executive and the Bank, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

         8.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Bank.

         8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.


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         8.7 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a) Interpreting the provisions of the Agreement;

                  (b) Establishing and revising the method of accounting for the Agreement;

                  (c) Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.8 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals


         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            BANK:
                                            BANK OF MURFREESBORO

                                            BY
                                              ----------------------------------
                                            TITLE
                                                 -------------------------------
                                            EXECUTIVE:

                                            ------------------------------------




       By execution hereof, the Corporation consents to and agrees to be bound by the terms and condition of this Agreement.



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ATTEST:                                     CORPORATION:

                                            MURFREESBORO BANCORP, INC.

                                            BY
-----------------------------------           ----------------------------------
                                            TITLE
                                                 -------------------------------



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